SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 25, 2003
(To Prospectus dated February 21, 2003)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                    CHL Mortgage Pass-Through Trust 2003-4

                             -------------------




The Class 1-A-6
certificates represent
obligations of the trust        The Class 1-A-6 Certificates
only and do not
represent an interest           o       This supplement relates to the offering
in or obligation of                     of the Class 1-A-6 certificates of the
CWABS, Inc.,                            series referenced above. This
Countrywide Home                        supplement does not contain complete
Loans, Inc.,                            information about the offering of the
Countrywide Home                        Class 1-A-6 certificates. Additional
Loans Servicing LP or                   information is contained in the
any of their affiliates.                prospectus supplement dated February
                                        25, 2003, prepared in connection with
This supplement may be                  the offering of the offered
used to offer and sell the              certificates of the series referenced
offered certificates only               above and in the prospectus of the
if accompanied by the                   depositor dated February 21, 2003. You
prospectus supplement                   are urged to read this supplement,
and the prospectus.                     the prospectus supplement and the
                                        prospectus in full.

                                o       As of July 26, 2004, the class
                                        certificate balance of the Class 1-A-6
                                        certificates was approximately
                                        $126,280,877.



Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 1-A-6 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

August 12, 2004

                               THE MORTGAGE POOL

         As of July 1, 2004 (the "Reference Date"), loan group 1 included approximately 974 Mortgage Loans having an aggregate Stated Principal Balance of approximately $411,161,590 and loan group 2 included approximately 115 Mortgage Loans having an aggregate Stated Principal Balance of approximately $48,909,556.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                                         As of July 1, 2004
                                                                                 ------------------------------------
                                                                                   Loan Group 1       Loan Group 2
                                                                                 ------------------------------------
Total Number of Mortgage Loans.................................................        974                115
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         One Payment...........................................................          0.72%             0.87%
         Two Payments..........................................................          0.10%             0.00%
         Three Payments or more (excluding pending foreclosures)...............          0.00%             0.00%
                                                                                         -----             -----
         Total Delinquencies...................................................          0.82%             0.87%
                                                                                         =====             =====
Foreclosures Pending...........................................................          0.41%             0.00%
                                                                                         -----             -----
Total Delinquencies and foreclosures pending...................................          1.23%             0.87%
                                                                                         =====             =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Two (2) Mortgage Loans in loan group 1 have been converted and are, as of the Reference Date, REO loans.

         Certain additional information as to the Mortgage Loans in loan group 1 and loan group 2 as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

         A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by the depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, to approximately $33.455 billion at December 31, 2002, to approximately $48.748 billion at December 31, 2003, and to approximately $52.069 billion at June 30, 2004. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):

                                           At February 28 (29),                    At December 31,                   At June 30,
                                        --------------------------   ------------------------------------------    ---------------
                                           2000           2001           2001            2002           2003            2004
                                        ----------    ------------   -------------   -----------   ------------    ---------------

Delinquent Mortgage Loans and
  Pending Foreclosures at
  Period End:
     30-59 days...................            1.36%         1.61%          1.89%           2.11%          2.77%           2.26%
     60-89 days...................            0.22          0.28           0.39            0.53           1.18            0.84
     90 days or more (excluding
        pending foreclosures).....            0.16          0.14           0.23            0.35           1.45            1.31
                                        -----------   ------------   -------------   -----------   ------------    --------------

          Total of delinquencies              1.75%         2.03%          2.50%           2.99%          5.41%           4.41%
                                        ===========   ============   =============   ===========   ============    ==============
Foreclosures pending..............            0.16%         0.27%          0.31%           0.31%          1.39%           0.50%
                                        ===========   ============   =============   ===========   ============    ==============

Total delinquencies and
  foreclosures pending............            1.91%         2.30%          2.82%           3.31%          6.80%           4.90%
                                        ===========   ============   =============   ===========   ============    ==============

Net Gains/(Losses) on liquidated
  loans(1)........................     $(3,076,240)   $(2,988,604)   $(5,677,141)    $(10,788,657)  $(16,159,208)   $(7,363,739)
Percentage of Net Gains/(Losses)
  on liquidated loans(1)(2).......          (0.017)%      (0.014)%       (0.022)%         (0.032)%       (0.033)%        (0.014)%
Percentage of Net Gains/(Losses)
  on liquidated loans (based on
  average outstanding principal
  balance)(1).....................          (0.017)%      (0.015)%       (0.023)%         (0.033)%       (0.034)%        (0.015)%

------------
(1)"Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2)Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                  DESCRIPTION OF THE CLASS 1-A-6 CERTIFICATES

         The Class 1-A-6 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Priority of Distributions Among Certificates", " - Interest" and " - Principal."

         As of July 26, 2004 (the "Certificate Date"), the Class Certificate Balance of the Class 1-A-6 Certificates was approximately $126,280,877, evidencing a beneficial ownership interest of approximately 27.45% in the Trust Fund. As of the Certificate Date, the group 1 senior certificates had an aggregate principal balance of approximately $390,494,888 and evidenced in the aggregate a beneficial ownership interest of approximately 84.88% in the Trust Fund and the group 2 senior certificates had an aggregate principal balance of approximately $46,423,247 and evidenced in the aggregate a beneficial ownership interest of approximately 10.09% in the Trust Fund. As of the Certificate Date, the subordinated certificates had an aggregate principal balance of approximately $23,153,011 and evidenced in the aggregate a beneficial ownership interest of approximately 5.03% in the Trust Fund. For additional information with respect to the Class 1-A-6 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The July 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates - Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"):

     o the mortgage loans prepay at the specified constant percentages of the Prepayment Assumption,

     o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

     o scheduled payments on the mortgage loans are received on the first day of each month, commencing in the calendar month following the Reference Date and are computed before giving effect to prepayments received on the last day of the prior month,

     o prepayments are allocated as described in the prospectus supplement without giving effect to loss and delinquency tests,

     o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

     o the scheduled monthly payment for each mortgage loan has been calculated such that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

     o the Net Mortgage Rate is equal to the Mortgage Rate minus the sum of the basic master servicing fee and the trustee fee and, where applicable, amounts in respect of lender paid primary mortgage insurance on a mortgage loan,

     o the Class Certificate Balance of the Class 1-A-6 Certificates is as set forth on the cover page of this Supplement or as described under "Description of the Certificates,"

     o interest accrues on the Class 1-A-6 Certificates at the applicable interest rate as described in the prospectus supplement and the excess master servicing fee accrues on each non-discount mortgage loan as described in the prospectus supplement,

     o distributions in respect of the Class 1-A-6 Certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

     o the closing date of the sale of the Class 1-A-6 Certificates is August 12, 2004,

     o the seller is not required to repurchase or substitute for any mortgage loan,

     o the master servicer does not exercise the option to repurchase the mortgage loans described under "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in the Prospectus Supplement, and

     o    no class of certificates becomes a Restricted Class.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement is the Standard Prepayment Assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 300% of the Prepayment Assumption assumes prepayment rates will be 0.6% per annum in month one, 1.2% per annum in month two, and increasing by 0.6% in each succeeding month until reaching a rate of 18.% per annum in month 30 and remaining constant at 18.% per annum thereafter. 0% of the Prepayment Assumption assumes no prepayments. There is no assurance that prepayments will occur at any of the Prepayment Assumption rate or at any other constant rate.

         While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class 1-A-6 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

               Percent of Class Certificate Balance Outstanding

                                                     Percentage of the
                                                   Prepayment Assumption
                                             --------------------------------
        Distribution Date                    0%    100%   300%   400%    500%
        -----------------                    --    ----   ----   ----    ----
        Initial.........................     100    100    100    100     100
        August 2005.....................      98    91     77      69     62
        August 2006.....................      96    81     52      39     27
        August 2007.....................      94    71     32      17      3
        August 2008.....................      91    62     18      1       0
        August 2009.....................      89    55      7      0       0
        August 2010.....................      87    48      0      0       0
        August 2011.....................      84    42      0      0       0
        August 2012.....................      82    37      0      0       0
        August 2013.....................      79    33      0      0       0
        August 2014.....................      77    29      0      0       0
        August 2015.....................      74    25      0      0       0
        August 2016.....................      71    22      0      0       0
        August 2017.....................      67    18      0      0       0
        August 2018.....................      64    15      0      0       0
        August 2019.....................      60    12      0      0       0
        August 2020.....................      57    10      0      0       0
        August 2021.....................      53     7      0      0       0
        August 2022.....................      48     4      0      0       0
        August 2023.....................      44     2      0      0       0
        August 2024.....................      39     0      0      0       0
        August 2025.....................      34     0      0      0       0
        August 2026.....................      29     0      0      0       0
        August 2027.....................      23     0      0      0       0
        August 2028.....................      17     0      0      0       0
        August 2029.....................      11     0      0      0       0
        August 2030.....................      4      0      0      0       0
        August 2031.....................      0      0      0      0       0
        Weighted Average Life (in years)**   16.3   7.2    2.4    1.8     1.5

        --------------------------
        (**)Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.


                              CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $4,705,943, $100,000 and $5,985,363, respectively.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     In General

         Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the Class 1-A-6 Certificates discussed under the sections titled "Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" herein (which supersedes the discussion under the same caption in Annex I of the Prospectus Supplement).

     Certain U.S. Federal Income Tax Documentation Requirements

         A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     o Exemption for Non-U.S. Persons (W-8BEN). In general, Beneficial Owners of Certificates that are Non-U.S. Persons (as defined hereafter) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if Certificates are held through a Non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Note for the account of another) or Non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

     o Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     o Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where Certificates are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

     o Exemption for U.S. Persons (Form W-9). U.S. Persons (as defined hereafter) can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. The term "Non-U.S. Person" means any person other than a U.S. Person.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class 1-A-6 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class 1-A-6 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan, if the conditions for application of the Exemption described in the Prospectus and Prospectus Supplement, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

                                    RATINGS

         The Class 1-A-6 Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Fitch Ratings. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 1-A-6

Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1



Summary of Mortgage Loans in Group 1
(As of the Reference Date)

Total Number of Mortgage Loans                                             974
Aggregate Principal Balance                                           $411,161,590
Average Principal Balance                                               $422,137            $122,135 to $983,351
Weighted Average Mortgage Rate                                           6.159%               5.625% to 7.375%
Net Weighted Average Mortgage Rate                                       5.897%               5.366% to 7.116%
Weighted Average Original Term (months)                                    357                   240 to 360
Weighted Average Remaining Term (months)                                   337                    37 to 345
Weighted Average Combined Loan-to-Value Ratio                            69.55%               10.24% to 95.00%



                                                MORTGAGE RATES

                                                                                                 Percentage of
                                                                                                    Mortgage
                                                  Number of                Aggregate             Loans in Loan
Mortgage Rate (%)                               Mortgage Loans         Principal Balance            Group 1
---------------------------------------------------------------------------------------------------------------

5.625                                                   2                      $831,464                0.20%
5.750                                                  10                    $4,090,200                0.99
5.875                                                  97                   $38,851,939                9.45
5.990                                                   1                      $209,044                0.05
6.000                                                 290                  $122,882,671               29.89
6.125                                                 183                   $81,675,398               19.86
6.250                                                 163                   $67,486,428               16.41
6.375                                                 133                   $56,724,259               13.80
6.500                                                  61                   $24,127,480                5.87
6.625                                                  14                    $6,281,016                1.53
6.750                                                  11                    $4,375,685                1.06
6.875                                                   3                    $1,221,714                0.30
7.000                                                   4                    $1,602,421                0.39
7.375                                                   2                      $801,871                0.20
----------------------------------------------------------------------------------------------------------------

Total                                                 974                  $411,161,590              100.00%
================================================================================================================


                                                CURRENT MORTGAGE LOAN
                                                  PRINCIPAL BALANCES

                                                                                                 Percentage of
                                                                                                    Mortgage
Range of Mortgage                                 Number of                Aggregate             Loans in Loan
Principal Balances ($)                          Mortgage Loans         Principal Balance            Group 1
---------------------------------------------------------------------------------------------------------------
$100,000.01 - $150,000.00                               7                    $1,009,241                0.25%
$150,000.01 - $200,000.00                              52                    $9,046,705                2.20
$200,000.01 - $250,000.00                              31                    $7,054,748                1.72
$250,000.01 - $300,000.00                              20                    $5,475,710                1.33
$300,000.01 - $350,000.00                             147                   $48,778,970               11.86
$350,000.01 - $400,000.00                             243                   $91,143,665               22.17
$400,000.01 - $450,000.00                             154                   $65,417,161               15.91
$450,000.01 - $500,000.00                             106                   $50,302,139               12.23
$500,000.01 - $550,000.00                              67                   $34,996,344                8.51
$550,000.01 - $600,000.00                              44                   $25,385,584                6.17
$600,000.01 - $650,000.00                              54                   $34,001,387                8.27
$650,000.01 - $700,000.00                               9                    $6,113,671                1.49
$700,000.01 - $750,000.00                              15                   $10,830,903                2.63
$750,000.01 - $1,000,000.00                            25                   $21,605,363                5.25
----------------------------------------------------------------------------------------------------------------

Total                                                 974                  $411,161,590              100.00%
================================================================================================================



                                                ORIGINAL LOAN TO VALUE RATIOS

                                                                                                 Percentage of
                                                                                                    Mortgage
Range of Original                                 Number of                Aggregate             Loans in Loan
Loan-to-Value Ratios                            Mortgage Loans         Principal Balance            Group 1
---------------------------------------------------------------------------------------------------------------
0.01 - 50.00                                           93                   $42,862,987               10.42%
50.01 - 55.00                                          44                   $17,769,436                4.32
55.01 - 60.00                                          49                   $21,348,401                5.19
60.01 - 65.00                                          76                   $32,343,089                7.87
65.01 - 70.00                                         130                   $53,295,007               12.96
70.01 - 75.00                                         154                   $65,973,929               16.05
75.01 - 80.00                                         396                  $165,688,583               40.30
80.01 - 85.00                                           4                    $1,702,000                0.41
85.01 - 90.00                                          15                    $5,575,923                1.36
90.01 - 95.00                                          13                    $4,602,234                1.12
----------------------------------------------------------------------------------------------------------------

Total                                                 974                  $411,161,590              100.00%
================================================================================================================


                                STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                                 Percentage of
                                                                                                    Mortgage
                                                  Number of                Aggregate             Loans in Loan
State                                           Mortgage Loans         Principal Balance            Group 1
---------------------------------------------------------------------------------------------------------------
Alaska                                                 2                    $742,456                   0.18%
Alabama                                                8                   $3,087,157                  0.75
Arizona                                                21                  $8,530,384                  2.07
California                                            396                 $176,160,469                42.84
Colorado                                               34                  $13,976,683                 3.40
Connecticut                                            9                   $3,207,523                  0.78
District of Columbia                                   3                   $1,243,321                  0.30
Delaware                                               4                   $1,778,181                  0.43
Florida                                                47                  $19,462,984                 4.73
Georgia                                                17                  $7,678,460                  1.87
Hawaii                                                 8                   $4,719,072                  1.15
Idaho                                                  6                   $2,578,552                  0.63
Illinois                                               20                  $7,318,295                  1.78
Indiana                                                2                    $691,137                   0.17
Kansas                                                 2                    $952,737                   0.23
Kentucky                                               4                   $1,085,720                  0.26
Lousiana                                               2                   $1,060,361                  0.26
Massachusetts                                          17                  $6,910,163                  1.68
Maryland                                               21                  $8,444,343                  2.05
Maine                                                  1                    $355,768                   0.09
Michigan                                               11                  $3,841,641                  0.93
Minnesota                                              14                  $5,827,125                  1.42
Missouri                                               5                   $2,113,116                  0.51
Mississippi                                            1                    $723,663                   0.18
Montana                                                1                    $357,890                   0.09
North Carolina                                         10                  $4,312,469                  1.05
New Hampshire                                          2                    $648,899                   0.16
New Jersey                                             54                  $21,252,896                 5.17
New Mexico                                             6                   $3,484,530                  0.85
Nevada                                                 7                   $2,709,041                  0.66
New York                                               65                  $25,091,965                 6.10
Ohio                                                   11                  $3,643,651                  0.89
Oklahoma                                               4                   $2,129,201                  0.52
Oregon                                                 12                  $4,381,303                  1.07
Pennsylvania                                           16                  $7,451,071                  1.81
Rhode Island                                           2                    $617,759                   0.15
South Carolina                                         4                   $2,055,613                  0.50
Tennessee                                              6                   $2,708,451                  0.66
Texas                                                  40                  $15,983,424                 3.89
Utah                                                   15                  $6,091,943                  1.48
Virginia                                               20                  $7,457,568                  1.81
Washington                                             35                  $13,443,483                 3.27
Wisconsin                                              5                   $2,485,430                  0.60
Wyoming                                                4                   $2,365,697                  0.58
----------------------------------------------------------------------------------------------------------------

Total                                                 974                 $411,161,590               100.00%
================================================================================================================



                                                PURPOSE OF MORTGAGE LOANS

                                                                                                 Percentage of
                                                                                                    Mortgage
                                                  Number of                Aggregate             Loans in Loan
Loan Purposes                                   Mortgage Loans         Principal Balance            Group 1
---------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                                 463                  $203,638,249               49.53%
Purchase                                              279                  $120,233,270               29.24
Refinance (cash-out)                                  232                   $87,290,071               21.23
----------------------------------------------------------------------------------------------------------------

Total                                                 974                  $411,161,590              100.00%
================================================================================================================



                                                TYPES OF MORTGAGED PROPERTIES

                                                                                                 Percentage of
                                                                                                    Mortgage
                                                  Number of                Aggregate             Loans in Loan
Property Type                                   Mortgage Loans         Principal Balance            Group 1
---------------------------------------------------------------------------------------------------------------
Single Family                                         724                  $302,770,711               73.64%
Planned Unit Development                              210                   $89,699,826               21.82
Low-rise Condominium                                   29                   $12,644,965                3.08
2-4 Family                                              6                    $3,276,552                0.80
High-rise Condominium                                   5                    $2,769,536                0.67
----------------------------------------------------------------------------------------------------------------

Total                                                 974                  $411,161,590              100.00%
================================================================================================================



                                                        OCCUPANCY TYPES

                                                                                                 Percentage of
                                                                                                    Mortgage
                                                  Number of                Aggregate             Loans in Loan
Occupancy Type                                  Mortgage Loans         Principal Balance            Group 1
---------------------------------------------------------------------------------------------------------------
Primary Residence                                     946                  $398,702,386               96.97%
Second Residence                                       26                   $11,751,274                2.86
Investor Property                                       2                      $707,930                0.17
----------------------------------------------------------------------------------------------------------------

Total                                                 974                  $411,161,590              100.00%
================================================================================================================


                                                REMAINING TERMS TO MATURITY

                                                                                                 Percentage of
                                                                                                    Mortgage
Remaining Terms to Maturity                       Number of                Aggregate             Loans in Loan
(Months)                                        Mortgage Loans         Principal Balance            Group 1
---------------------------------------------------------------------------------------------------------------
345                                                    40                  $19,614,396                 4.77%
344                                                   335                 $144,112,976                35.05
343                                                   245                 $103,235,337                25.11
342                                                    73                  $30,746,871                 7.48
341                                                    46                  $18,226,342                 4.43
340                                                    34                  $12,798,968                 3.11
339                                                    21                  $8,845,925                  2.15
338                                                    26                  $11,326,428                 2.75
337                                                    19                  $7,147,988                  1.74
336                                                    16                  $6,476,889                  1.58
335                                                    19                  $8,116,636                  1.97
334                                                    2                    $850,073                   0.21
333                                                    11                  $5,039,261                  1.23
332                                                    6                   $2,426,547                  0.59
331                                                    1                    $444,321                   0.11
330                                                    4                   $1,793,975                  0.44
329                                                    5                   $1,919,218                  0.47
328                                                    3                   $1,155,011                  0.28
327                                                    2                   $1,007,910                  0.25
326                                                    1                    $366,908                   0.09
325                                                    4                   $1,635,761                  0.40
323                                                    4                   $1,712,308                  0.42
322                                                    2                    $958,182                   0.23
321                                                    2                    $780,398                   0.19
320                                                    4                   $1,433,659                  0.35
319                                                    1                    $458,800                   0.11
318                                                    1                    $688,814                   0.17
316                                                    1                    $333,344                   0.08
315                                                    1                    $391,687                   0.10
313                                                    1                    $376,206                   0.09
312                                                    1                    $535,253                   0.13
311                                                    1                    $490,203                   0.12
309                                                    3                   $1,380,562                  0.34
302                                                    1                    $448,738                   0.11
301                                                    1                    $531,577                   0.13
299                                                    1                    $516,003                   0.13
295                                                    1                    $419,997                   0.10
291                                                    1                    $311,452                   0.08
285                                                    1                    $362,007                   0.09
282                                                    1                    $355,980                   0.09
278                                                    1                    $370,086                   0.09
225                                                    1                    $595,959                   0.14
224                                                    9                   $2,958,559                  0.72
223                                                    6                   $2,527,515                  0.61
222                                                    2                    $894,874                   0.22
221                                                    1                    $348,462                   0.08
220                                                    1                    $419,389                   0.10
219                                                    1                    $365,274                   0.09
215                                                    1                    $437,945                   0.11
210                                                    1                    $400,542                   0.10
209                                                    1                    $306,169                   0.07
200                                                    1                    $414,703                   0.10
182                                                    1                    $300,385                   0.07
155                                                    1                    $240,601                   0.06
92                                                     1                    $255,001                   0.06
75                                                     1                    $148,417                   0.04
65                                                     1                    $282,658                   0.07
37                                                     1                    $122,135                   0.03
----------------------------------------------------------------------------------------------------------------

Total                                                 974                 $411,161,590               100.00%
================================================================================================================


Summary of Mortgage Loans in Group 2
(As of the Reference Date)

Total Number of Mortgage Loans                                             115
Aggregate Principal Balance                                            $48,909,556
Average Principal Balance                                               $425,300            $253,445 to $918,951
Weighted Average Mortgage Rate                                           5.642%               5.250% to 6.375%
Net Weighted Average Mortgage Rate                                       5.383%               4.991% to 6.116%
Weighted Average Original Term (months)                                    180                   120 to 180
Weighted Average Remaining Term (months)                                   160                   103 to 164
Weighted Average Combined Loan-to-Value Ratio                            65.82%               27.78% to 95.00%

                                                MORTGAGE RATES

                                                                                                 Percentage of
                                                                                                    Mortgage
                                                  Number of                Aggregate             Loans in Loan
Mortgage Rate (%)                               Mortgage Loans         Principal Balance            Group 1
---------------------------------------------------------------------------------------------------------------
5.250                                                 5                   $2,572,654                  5.26%
5.375                                                 14                  $5,835,360                 11.93
5.500                                                 25                  $11,588,013                23.69
5.625                                                 19                  $7,659,819                 15.66
5.750                                                 25                  $10,260,894                20.98
5.875                                                 18                  $7,607,910                 15.56
6.000                                                 7                   $2,432,010                  4.97
6.125                                                 1                    $466,597                   0.95
6.375                                                 1                    $486,299                   0.99
----------------------------------------------------------------------------------------------------------------

Total                                                115                  $48,909,556               100.00%
================================================================================================================



                                               CURRENT MORTGAGE LOAN
                                                PRINCIPAL BALANCES

                                                                                                 Percentage of
                                                                                                    Mortgage
Range of Mortgage                                 Number of                Aggregate             Loans in Loan
Principal Balances ($)                          Mortgage Loans         Principal Balance            Group 1
---------------------------------------------------------------------------------------------------------------
$250,000.01 - $300,000.00                             2                    $552,528                   1.13%
$300,000.01 - $350,000.00                             25                  $8,238,365                 16.84
$350,000.01 - $400,000.00                             33                  $12,271,027                25.09
$400,000.01 - $450,000.00                             15                  $6,387,585                 13.06
$450,000.01 - $500,000.00                             20                  $9,582,730                 19.59
$500,000.01 - $550,000.00                             6                   $3,188,445                  6.52
$550,000.01 - $600,000.00                             8                   $4,604,285                  9.41
$600,000.01 - $650,000.00                             3                   $1,815,491                  3.71
$650,000.01 - $700,000.00                             2                   $1,350,151                  2.76
$750,000.01 - $1,000,000.00                           1                    $918,951                   1.88
----------------------------------------------------------------------------------------------------------------

Total                                                115                  $48,909,556                100.00%
================================================================================================================



                                        ORIGINAL LOAN TO VALUE RATIOS

                                                                                                 Percentage of
                                                                                                    Mortgage
Range of Original                                 Number of                Aggregate             Loans in Loan
Loan-to-Value Ratios                            Mortgage Loans         Principal Balance            Group 1
---------------------------------------------------------------------------------------------------------------
0.01 - 50.00                                          16                  $7,294,338                 14.91%
50.01 - 55.00                                         10                  $4,444,984                  9.09
55.01 - 60.00                                         7                   $2,474,646                  5.06
60.01 - 65.00                                         14                  $6,381,751                 13.05
65.01 - 70.00                                         10                  $4,109,242                  8.40
70.01 - 75.00                                         24                  $9,727,313                 19.89
75.01 - 80.00                                         32                  $13,749,099                28.11
85.01 - 90.00                                         1                    $356,329                   0.73
90.01 - 95.00                                         1                    $371,855                   0.76
----------------------------------------------------------------------------------------------------------------

Total                                                115                  $48,909,556                100.00%
================================================================================================================


                                        STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                                 Percentage of
                                                                                                    Mortgage
                                                  Number of                Aggregate             Loans in Loan
State                                           Mortgage Loans         Principal Balance            Group 1
---------------------------------------------------------------------------------------------------------------
Arkansas                                               1                    $466,597                  0.95%
California                                             40                  $16,649,666                34.04
Colorado                                               4                   $1,654,293                  3.38
District of Columbia                                   1                    $333,486                   0.68
Florida                                                7                   $2,965,492                  6.06
Georgia                                                1                    $420,360                   0.86
Hawaii                                                 1                    $497,679                   1.02
Idaho                                                  3                   $1,222,581                  2.50
Illinois                                               1                    $380,306                   0.78
Indiana                                                1                    $328,987                   0.67
Kansas                                                 1                    $531,882                   1.09
Massachusetts                                          3                   $1,261,609                  2.58
Maryland                                               4                   $1,910,164                  3.91
Michigan                                               1                    $324,146                   0.66
Minnesota                                              1                    $588,051                   1.20
North Carolina                                         1                    $435,067                   0.89
New Jersey                                             2                    $739,500                   1.51
New Mexico                                             1                    $366,718                   0.75
Nevada                                                 3                   $1,308,643                  2.68
New York                                               9                   $3,549,353                  7.26
Ohio                                                   4                   $1,738,571                  3.55
Oklahoma                                               2                   $1,000,358                  2.05
Oregon                                                 2                    $663,145                   1.36
Pennsylvania                                           3                   $1,355,359                  2.77
South Carolina                                         1                    $432,841                   0.88
Tennessee                                              1                    $427,702                   0.87
Texas                                                  6                   $2,488,916                  5.09
Virginia                                               3                   $1,183,344                  2.42
Washington                                             5                   $2,642,293                  5.40
West Virginia                                          1                    $466,456                   0.95
Wyoming                                                1                    $575,991                   1.18
----------------------------------------------------------------------------------------------------------------

Total                                                 115                  $48,909,556               100.00%
================================================================================================================



                                                PURPOSE OF MORTGAGE LOANS

                                                                                                 Percentage of
                                                                                                    Mortgage
                                                  Number of                Aggregate             Loans in Loan
Loan Purposes                                   Mortgage Loans         Principal Balance            Group 1
---------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                                 64                  $27,369,077                55.96%
Refinance (cash-out)                                  39                  $16,256,662                33.24
Purchase                                              12                  $5,283,817                 10.80
----------------------------------------------------------------------------------------------------------------

Total                                                115                  $48,909,556                100.00%
================================================================================================================


                                             TYPES OF MORTGAGED PROPERTIES

                                                                                                 Percentage of
                                                                                                    Mortgage
                                                  Number of                Aggregate             Loans in Loan
Property Type                                   Mortgage Loans         Principal Balance            Group 1
---------------------------------------------------------------------------------------------------------------
Single Family                                         84                  $35,322,267                72.22%
Planned Unit Development                              26                  $11,404,858                23.32
Low-rise Condominium                                  4                   $1,714,070                  3.50
High-rise Condominium                                 1                    $468,362                   0.96
----------------------------------------------------------------------------------------------------------------

Total                                                115                  $48,909,556                100.00%
================================================================================================================


                                                 OCCUPANCY TYPES

                                                                                                 Percentage of
                                                                                                    Mortgage
                                                  Number of                Aggregate             Loans in Loan
Occupancy Type                                  Mortgage Loans         Principal Balance            Group 1
---------------------------------------------------------------------------------------------------------------
Primary Residence                                     110                   $46,578,407               95.23%
Second Residence                                        5                    $2,331,149                4.77
----------------------------------------------------------------------------------------------------------------

Total                                                 115                  $48,909,556               100.00%
================================================================================================================


                                               REMAINING TERMS TO MATURITY

                                                                                                 Percentage of
                                                                                                    Mortgage
Remaining Terms to Maturity                       Number of                Aggregate             Loans in Loan
(Months)                                        Mortgage Loans         Principal Balance            Group 1
---------------------------------------------------------------------------------------------------------------
162                                                    24                  $10,475,788                21.42%
161                                                    15                  $6,388,212                 13.06
160                                                    3                   $1,235,186                  2.53
159                                                    4                   $1,472,913                  3.01
158                                                    2                    $724,149                   1.48
157                                                    4                   $1,721,368                  3.52
155                                                    2                    $734,973                   1.50
153                                                    1                    $318,907                   0.65
150                                                    2                    $718,246                   1.47
148                                                    1                    $486,299                   0.99
137                                                    1                    $299,082                   0.61
136                                                    1                    $373,475                   0.76
126                                                    1                    $343,267                   0.70
116                                                    1                    $253,445                   0.52
103                                                    1                    $347,876                   0.71
----------------------------------------------------------------------------------------------------------------

Total                                                 115                  $48,909,556               100.00%
================================================================================================================

                                   EXHIBIT 2

     THE                                                                                              Distribution Date: 7/26/04
   BANK OF
     NEW
     YORK
101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                 Countrywide Home Loans
212-815-3236                            Mortgage Pass - Through Certificates
Associate: AnnMarie Cassano                       Series 2003-4
212-815-8318


                                  Certificateholder Monthly Distribution Summary

  -------------------------------------------------------------------------------------------------------------------
                                        Certificate                         Pass
                             Class          Rate         Beginning        Through       Principal       Interest
  Class       Cusip       Description       Type          Balance         Rate (%)    Distribution    Distribution
  -------------------------------------------------------------------------------------------------------------------
   1A1          12669DK23      Strip IO    Fix-30/360              0.00      5.500000           0.00            0.00
   1A2          12669DK31        Senior    Fix-30/360              0.00      3.500000           0.00            0.00
   1A3          12669DK49        Senior    Var-30/360     54,183,868.73      1.850000   1,572,729.73       83,533.46
   1A4          12669DK56      Strip IO    Var-30/360     54,183,868.73      6.150000           0.00      277,692.33
   1A5          12669DK64        Senior    Fix-30/360     97,487,264.94      5.500000   2,829,645.13      446,816.63
   1A6          12669DK72        Senior    Fix-30/360    130,055,851.20      5.000000   3,774,974.16      541,899.38
   1A7          12669DK80        Senior    Fix-30/360     35,598,000.00      5.750000           0.00      170,573.75
   1A8          12669DK98        Senior    Var-30/360              0.00      1.950000           0.00            0.00
   1A9          12669DL22        Senior    Var-30/360              0.00     15.461110           0.00            0.00
   110          12669DL30        Senior    Fix-30/360              0.00      5.750000           0.00            0.00
   111          12669DL48        Senior    Var-30/360              0.00      2.770000           0.00            0.00
   112          12669DL55        Senior    Var-30/360              0.00     15.541429           0.00            0.00
   113          12669DL63        Senior    Fix-30/360     15,000,000.00      5.750000           0.00       71,875.00
   114          12669DL71        Senior    Fix-30/360     32,500,000.00      6.000000           0.00      162,500.00
   115          12669DL89        Senior    Fix-30/360     32,500,000.00      5.500000           0.00      148,958.33
   2A1          12669DL97        Senior    Fix-30/360     48,724,513.15      5.000000   2,305,897.13      203,018.80
   PO                                                      1,358,521.56      0.000000       6,638.19            0.00
  PO-1          12669DM21      Strip PO    Fix-30/360      1,353,864.67      0.000000       6,612.07            0.00
  PO-2          12669DM21      Strip PO    Fix-30/360          4,656.89      0.000000          26.12            0.00
   AR           12669DM39        Senior    Fix-30/360              0.00      5.750000           0.00            0.00

  -------------------------------------------------------------------------------------------------------------------

    M           12669DM47        Junior    Var-30/360     11,019,877.68      5.669241      15,831.01       52,061.95
   B1           12669DM54        Junior    Var-30/360      4,848,746.18      5.669241       6,965.64       22,907.26
   B2           12669DM62        Junior    Var-30/360      3,085,565.75      5.669241       4,432.68       14,577.35
   B3           12669DN95        Junior    Var-30/360      1,763,180.43      5.669241       2,532.96        8,329.91
   B4           12669DP28        Junior    Var-30/360        881,590.21      5.669241       1,266.48        4,164.96
   B5           12669DP36        Junior    Var-30/360      1,587,360.14      5.669241       2,280.35        7,499.27

  -------------------------------------------------------------------------------------------------------------------

   Totals                                                470,594,339.97                10,523,193.46    2,216,408.38
  -------------------------------------------------------------------------------------------------------------------


  ------------------------------------------------------------------------
                                 Current                       Cumulative
                    Total       Realized        Ending          Realized
  Class          Distribution    Losses         Balance          Losses
  ------------------------------------------------------------------------
   1A1                    0.00       0.00               0.00          0.00
   1A2                    0.00       0.00               0.00          0.00
   1A3            1,656,263.20       0.00      52,611,138.99          0.00
   1A4              277,692.33       0.00      52,611,138.99          0.00
   1A5            3,276,461.76       0.00      94,657,619.81          0.00
   1A6            4,316,873.54       0.00     126,280,877.04          0.00
   1A7              170,573.75       0.00      35,598,000.00          0.00
   1A8                    0.00       0.00               0.00          0.00
   1A9                    0.00       0.00               0.00          0.00
   110                    0.00       0.00               0.00          0.00
   111                    0.00       0.00               0.00          0.00
   112                    0.00       0.00               0.00          0.00
   113               71,875.00       0.00      15,000,000.00          0.00
   114              162,500.00       0.00      32,500,000.00          0.00
   115              148,958.33       0.00      32,500,000.00          0.00
   2A1            2,508,915.94       0.00      46,418,616.02          0.00
   PO                 6,638.19       0.00       1,351,883.36          0.00
  PO-1                6,612.07       0.00       1,347,252.59          0.00
  PO-2                   26.12       0.00           4,630.77          0.00
   AR                     0.00       0.00               0.00          0.00

  ------------------------------------------------------------------------

    M                67,892.96       0.00      11,004,046.67          0.00
   B1                29,872.90       0.00       4,841,780.53          0.00
   B2                19,010.03       0.00       3,081,133.07          0.00
   B3                10,862.87       0.00       1,760,647.47          0.00
   B4                 5,431.44       0.00         880,323.73          0.00
   B5                 9,779.62       0.03       1,585,079.76    175,820.36
  ------------------------------------------------------------------------

   Totals        12,739,601.86       0.03     460,071,146.45    175,820.36
  ------------------------------------------------------------------------

     THE                                                                                            Distribution Date: 7/26/04
   BANK OF
     NEW
     YORK
101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                 Countrywide Home Loans
212-815-3236                            Mortgage Pass - Through Certificates
Associate: AnnMarie Cassano                       Series 2003-4
212-815-8318



                                           Principal Distribution Detail
-------------------------------------------------------------------------------------------------------------------------------
                                Original          Beginning          Scheduled                    Unscheduled          Net
                              Certificate        Certificate         Principal      Accretion      Principal        Principal
  Class       Cusip             Balance            Balance         Distribution     Principal     Adjustments      Distribution
  -----------------------------------------------------------------------------------------------------------------------------
  1A1       12669DK23        29,067,545.00              0.00                0.00           0.00           0.00             0.00
  1A2       12669DK31        71,054,000.00              0.00                0.00           0.00           0.00             0.00
  1A3       12669DK49        62,493,000.00     54,183,868.73        1,572,729.73           0.00           0.00     1,572,729.73
  1A4       12669DK56        62,493,000.00     54,183,868.73                0.00           0.00           0.00             0.00
  1A5       12669DK64       112,437,000.00     97,487,264.94        2,829,645.13           0.00           0.00     2,829,645.13
  1A6       12669DK72       150,000,000.00    130,055,851.20        3,774,974.16           0.00           0.00     3,774,974.16
  1A7       12669DK80        35,598,000.00     35,598,000.00                0.00           0.00           0.00             0.00
  1A8       12669DK98        63,831,468.00              0.00                0.00           0.00           0.00             0.00
  1A9       12669DL22        24,977,532.00              0.00                0.00           0.00           0.00             0.00
  110       12669DL30        85,245,651.00              0.00                0.00           0.00           0.00             0.00
  111       12669DL48        70,000,000.00              0.00                0.00           0.00           0.00             0.00
  112       12669DL55        21,304,349.00              0.00                0.00           0.00           0.00             0.00
  113       12669DL63        15,000,000.00     15,000,000.00                0.00           0.00           0.00             0.00
  114       12669DL71        32,500,000.00     32,500,000.00                0.00           0.00           0.00             0.00
  115       12669DL89        32,500,000.00     32,500,000.00                0.00           0.00           0.00             0.00
  2A1       12669DL97        97,342,361.00     48,724,513.15        2,305,897.13           0.00           0.00     2,305,897.13
   PO                         1,866,539.30      1,358,521.56            6,638.19           0.00           0.00         6,638.19
  PO-1      12669DM21         1,858,899.91      1,353,864.67            6,612.07           0.00           0.00         6,612.07
  PO-2      12669DM21             7,639.39          4,656.89               26.12           0.00           0.00            26.12
   AR       12669DM39               100.00              0.00                0.00           0.00           0.00             0.00

  -----------------------------------------------------------------------------------------------------------------------------

  M         12669DM47        11,250,000.00     11,019,877.68           15,831.01           0.00           0.00        15,831.01
  B1        12669DM54         4,950,000.00      4,848,746.18            6,965.64           0.00           0.00         6,965.64
  B2        12669DM62         3,150,000.00      3,085,565.75            4,432.68           0.00           0.00         4,432.68
  B3        12669DN95         1,800,000.00      1,763,180.43            2,532.96           0.00           0.00         2,532.96
  B4        12669DP28           900,000.00        881,590.21            1,266.48           0.00           0.00         1,266.48
  B5        12669DP36         1,799,999.70      1,587,360.14            2,280.35           0.00           0.00         2,280.35
  -----------------------------------------------------------------------------------------------------------------------------

  Totals                    900,000,000.00    470,594,339.97       10,523,193.46           0.00           0.00    10,523,193.46
  -----------------------------------------------------------------------------------------------------------------------------


  -------------------------------------------------------------------
                  Current           Ending               Ending
                 Realized        Certificate           Certificate
  Class           Losses           Balance               Factor
  -------------------------------------------------------------------
  1A1               0.00               0.00           0.00000000000
  1A2               0.00               0.00           0.00000000000
  1A3               0.00      52,611,138.99           0.84187251359
  1A4               0.00      52,611,138.99           0.84187251359
  1A5               0.00      94,657,619.81           0.84187251359
  1A6               0.00     126,280,877.04           0.84187251359
  1A7               0.00      35,598,000.00           1.00000000000
  1A8               0.00               0.00           0.00000000000
  1A9               0.00               0.00           0.00000000000
  110               0.00               0.00           0.00000000000
  111               0.00               0.00           0.00000000000
  112               0.00               0.00           0.00000000000
  113               0.00      15,000,000.00           1.00000000000
  114               0.00      32,500,000.00           1.00000000000
  115               0.00      32,500,000.00           1.00000000000
  2A1               0.00      46,418,616.02           0.47685936057
  PO                0.00       1,351,883.36           0.72427264725
  PO-1              0.00       1,347,252.59           0.72475800593
  PO-2              0.00           4,630.77           0.60617001986
  AR                0.00               0.00           0.00000000000
  -------------------------------------------------------------------

  M                 0.00      11,004,046.67           0.97813748169
  B1                0.00       4,841,780.53           0.97813748169
  B2                0.00       3,081,133.07           0.97813748169
  B3                0.00       1,760,647.47           0.97813748169
  B4                0.00         880,323.73           0.97813748169
  B5                0.03       1,585,079.76           0.88060001569
  -------------------------------------------------------------------

  Totals            0.03    460,071,146.45
  -------------------------------------------------------------------

     THE                                                                                           Distribution Date: 7/26/04
   BANK OF
     NEW
     YORK
101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                 Countrywide Home Loans
212-815-3236                            Mortgage Pass - Through Certificates
Associate: AnnMarie Cassano                       Series 2003-4
212-815-8318



                                           Interest Distribution Detail


                 Beginning               Pass             Accrued          Cumulative                              Total
                Certificate            Through            Optimal            Unpaid            Deferred          Interest
  Class           Balance              Rate (%)           Interest          Interest           Interest             Due
---------------------------------------------------------------------------------------------------------------------------
   1A1                 0.00            5.500000               0.00              0.00               0.00               0.00
   1A2                 0.00            3.500000               0.00              0.00               0.00               0.00
   1A3        54,183,868.73            1.850000          83,533.46              0.00               0.00          83,533.46
   1A4        54,183,868.73            6.150000         277,692.33              0.00               0.00         277,692.33
   1A5        97,487,264.94            5.500000         446,816.63              0.00               0.00         446,816.63
   1A6       130,055,851.20            5.000000         541,899.38              0.00               0.00         541,899.38
   1A7        35,598,000.00            5.750000         170,573.75              0.00               0.00         170,573.75
   1A8                 0.00            1.950000               0.00              0.00               0.00               0.00
   1A9                 0.00           15.461110               0.00              0.00               0.00               0.00
   110                 0.00            5.750000               0.00              0.00               0.00               0.00
   111                 0.00            2.770000               0.00              0.00               0.00               0.00
   112                 0.00           15.541429               0.00              0.00               0.00               0.00
   113        15,000,000.00            5.750000          71,875.00              0.00               0.00          71,875.00
   114        32,500,000.00            6.000000         162,500.00              0.00               0.00         162,500.00
   115        32,500,000.00            5.500000         148,958.33              0.00               0.00         148,958.33
   2A1        48,724,513.15            5.000000         203,018.80              0.00               0.00         203,018.80
    PO         1,358,521.56            0.000000               0.00              0.00               0.00               0.00
   PO-1        1,353,864.67            0.000000               0.00              0.00               0.00               0.00
   PO-2            4,656.89            0.000000               0.00              0.00               0.00               0.00
    AR                 0.00            5.750000               0.00              0.00               0.00               0.00

---------------------------------------------------------------------------------------------------------------------------

    M         11,019,877.68            5.669241          52,061.95              0.00               0.00          52,061.95
    B1         4,848,746.18            5.669241          22,907.26              0.00               0.00          22,907.26
    B2         3,085,565.75            5.669241          14,577.35              0.00               0.00          14,577.35
    B3         1,763,180.43            5.669241           8,329.91              0.00               0.00           8,329.91
    B4           881,590.21            5.669241           4,164.96              0.00               0.00           4,164.96
    B5         1,587,360.14            5.669241           7,499.27              0.00               0.00           7,499.27
---------------------------------------------------------------------------------------------------------------------------

   Totals    470,594,339.97                           2,216,408.38              0.00               0.00       2,216,408.38
---------------------------------------------------------------------------------------------------------------------------


  ----------------------------------------------------------------------
                       Net            Unscheduled
                    Prepayment          Interest             Interest
  Class           Int Shortfall        Adjustment              Paid
  ----------------------------------------------------------------------
   1A1                    0.00              0.00                  0.00
   1A2                    0.00              0.00                  0.00
   1A3                    0.00              0.00             83,533.46
   1A4                    0.00              0.00            277,692.33
   1A5                    0.00              0.00            446,816.63
   1A6                    0.00              0.00            541,899.38
   1A7                    0.00              0.00            170,573.75
   1A8                    0.00              0.00                  0.00
   1A9                    0.00              0.00                  0.00
   110                    0.00              0.00                  0.00
   111                    0.00              0.00                  0.00
   112                    0.00              0.00                  0.00
   113                    0.00              0.00             71,875.00
   114                    0.00              0.00            162,500.00
   115                    0.00              0.00            148,958.33
   2A1                    0.00              0.00            203,018.80
    PO                    0.00              0.00                  0.00
   PO-1                   0.00              0.00                  0.00
   PO-2                   0.00              0.00                  0.00
    AR                    0.00              0.00                  0.00

  ----------------------------------------------------------------------

    M                     0.00              0.00             52,061.95
    B1                    0.00              0.00             22,907.26
    B2                    0.00              0.00             14,577.35
    B3                    0.00              0.00              8,329.91
    B4                    0.00              0.00              4,164.96
    B5                    0.00              0.00              7,499.27
  ----------------------------------------------------------------------

   Totals                 0.00              0.00          2,216,408.38
  ----------------------------------------------------------------------

     THE                                                                                            Distribution Date: 7/26/04
   BANK OF
     NEW
     YORK
101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                 Countrywide Home Loans
212-815-3236                            Mortgage Pass - Through Certificates
Associate: AnnMarie Cassano                       Series 2003-4
212-815-8318


                                            Current Payment Information
                                                Factors per $1,000

  -------------------------------------------------------------------------------------------------------------------------------
                               Original         Beginning Cert.                                       Ending Cert.       Pass
                              Certificate          Notional         Principal          Interest         Notional       Through
   Class       Cusip           Balance            Balance         Distribution      Distribution        Balance        Rate (%)
  -------------------------------------------------------------------------------------------------------------------------------
    1A1      12669DK23        29,067,545.00        0.000000000       0.000000000     0.000000000       0.000000000      5.500000
    1A2      12669DK31        71,054,000.00        0.000000000       0.000000000     0.000000000       0.000000000      3.500000
    1A3      12669DK49        62,493,000.00      867.039007990      25.166494399     1.336685137     841.872513591      1.850000
    1A4      12669DK56        62,493,000.00      867.039007990       0.000000000     4.443574916     841.872513591      6.150000
    1A5      12669DK64       112,437,000.00      867.039007990      25.166494399     3.973928787     841.872513591      5.500000
    1A6      12669DK72       150,000,000.00      867.039007990      25.166494399     3.612662533     841.872513591      5.000000
    1A7      12669DK80        35,598,000.00    1,000.000000000       0.000000000     4.791666667   1,000.000000000      5.750000
    1A8      12669DK98        63,831,468.00        0.000000000       0.000000000     0.000000000       0.000000000      1.950000
    1A9      12669DL22        24,977,532.00        0.000000000       0.000000000     0.000000000       0.000000000     15.461110
    110      12669DL30        85,245,651.00        0.000000000       0.000000000     0.000000000       0.000000000      5.750000
    111      12669DL48        70,000,000.00        0.000000000       0.000000000     0.000000000       0.000000000      2.770000
    112      12669DL55        21,304,349.00        0.000000000       0.000000000     0.000000000       0.000000000     15.541429
    113      12669DL63        15,000,000.00    1,000.000000000       0.000000000     4.791666667   1,000.000000000      5.750000
    114      12669DL71        32,500,000.00    1,000.000000000       0.000000000     5.000000000   1,000.000000000      6.000000
    115      12669DL89        32,500,000.00    1,000.000000000       0.000000000     4.583333333   1,000.000000000      5.500000
    2A1      12669DL97        97,342,361.00      500.547887414      23.688526846     2.085616198     476.859360567      5.000000
     PO                        1,866,539.30      727.829068480       3.556415876     0.000000000     724.272647246      0.000000
    PO-1     12669DM21         1,858,899.91      728.314987751       3.556981823     0.000000000     724.758005928      0.000000
    PO-2     12669DM21             7,639.39      609.589185524       3.419165666     0.000000000     606.170019858      0.000000
     AR      12669DM39               100.00        0.000000000       0.000000000     0.000000000       0.000000000      5.750000

  -------------------------------------------------------------------------------------------------------------------------------

     M       12669DM47        11,250,000.00      979.544682552       1.407200864     4.627728882     978.137481688      5.669241
     B1      12669DM54         4,950,000.00      979.544682552       1.407200864     4.627728882     978.137481688      5.669241
     B2      12669DM62         3,150,000.00      979.544682552       1.407200864     4.627728882     978.137481688      5.669241
     B3      12669DN95         1,800,000.00      979.544682552       1.407200864     4.627728882     978.137481688      5.669241
     B4      12669DP28           900,000.00      979.544682552       1.407200864     4.627728882     978.137481688      5.669241
     B5      12669DP36         1,799,999.70      881.866893940       1.266862589     4.166263130     880.600015688      5.669241

  -------------------------------------------------------------------------------------------------------------------------------

   Totals                    900,000,000.00      522.882599967      11.692437178     2.462675978     511.190162722
  -------------------------------------------------------------------------------------------------------------------------------

     THE
   BANK OF
     NEW
     YORK
101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                 Countrywide Home Loans
212-815-3236                            Mortgage Pass - Through Certificates
Associate: AnnMarie Cassano                       Series 2003-4
212-815-8318



        Pool Level Data

        Distribution Date                                                                                              7/26/04
        Cut-off Date                                                                                                   2/ 1/03
        Determination Date                                                                                             7/ 1/04
        Accrual Period 30/360                                Begin                                                     6/ 1/04
                                                             End                                                       7/ 1/04

        Number of Days in 30/360 Accrual Period                                                                             30

        -----------------------------------------------------------------------
                               Collateral Information
        -----------------------------------------------------------------------

        Group 1
        -------

        Cut-Off Date Balance                                                                                    800,000,000.00

        Beginning Aggregate Pool Stated Principal Balance                                                       419,368,491.01
        Ending Aggregate Pool Stated Principal Balance                                                          411,161,590.15

        Beginning Aggregate Loan Count                                                                                     994
        Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing                                               20
        Agreement
        Ending Aggregate Loan Count                                                                                        974

        Beginning Weighted Average Loan Rate (WAC)                                                                   6.162779%
        Ending Weighted Average Loan Rate (WAC)                                                                      6.158587%

        Beginning Net Weighted Average Loan Rate                                                                     5.731437%
        Ending Net Weighted Average Loan Rate                                                                        5.731159%

        Weighted Average Maturity (WAM) (Months)                                                                           340

        Servicer Advances                                                                                            37,285.04

        Aggregate Pool Prepayment                                                                                 7,741,748.67
        Pool Prepayment Rate                                                                                       20.0562 CPR

        Group 2
        -------

        Cut-Off Date Balance                                                                                    100,000,000.00

        Beginning Aggregate Pool Stated Principal Balance                                                        51,225,848.96
        Ending Aggregate Pool Stated Principal Balance                                                           48,909,556.31

        Beginning Aggregate Loan Count                                                                                     119


     THE
   BANK OF
     NEW
     YORK
101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                 Countrywide Home Loans
212-815-3236                            Mortgage Pass - Through Certificates
Associate: AnnMarie Cassano                       Series 2003-4
212-815-8318





        Group 2
        -------

        Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                      4
        Ending Aggregate Loan Count                                                                                        115

        Beginning Weighted Average Loan Rate (WAC)                                                                   5.654124%
        Ending Weighted Average Loan Rate (WAC)                                                                      5.641817%

        Beginning Net Weighted Average Loan Rate                                                                     4.999545%
        Ending Net Weighted Average Loan Rate                                                                        4.999527%

        Weighted Average Maturity (WAM) (Months)                                                                           163

        Servicer Advances                                                                                             3,181.06

        Aggregate Pool Prepayment                                                                                 2,103,536.32
        Pool Prepayment Rate                                                                                       39.6684 CPR

        -----------------------------------------------------------------------
                              Certificate Information
        -----------------------------------------------------------------------

        Group 1

        Senior Percentage                                                                                       95.0504981928%
        Senior Prepayment Percentage                                                                           100.0000000000%

        Subordinate Percentage                                                                                   4.9495018072%
        Subordinate Prepayment Percentage                                                                        0.0000000000%

        Group 2
        -------

        Senior Percentage                                                                                       95.1256915193%
        Senior Prepayment Percentage                                                                           100.0000000000%

        Subordinate Percentage                                                                                   4.8743084807%
        Subordinate Prepayment Percentage                                                                        0.0000000000%


        Certificate Account

        Beginning Balance                                                                                                 0.00

     THE
   BANK OF
     NEW
     YORK
101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                 Countrywide Home Loans
212-815-3236                            Mortgage Pass - Through Certificates
Associate: AnnMarie Cassano                       Series 2003-4
212-815-8318



        Deposit
        Payments of Interest and Principal                                                                     12,908,021.74
        Liquidation Proceeds                                                                                            0.00
        All Other Proceeds                                                                                              0.00
        Other Amounts                                                                                                   0.00
                                                                                                               -------------

        Total Deposits                                                                                         12,908,021.74


        Withdrawals
        Reimbursement of Servicer Advances                                                                              0.00
        Payment of Master Servicer Fees                                                                            91,304.36
        Payment of Sub Servicer Fees                                                                                1,276.56
        Payment of Other Fees                                                                                      75,838.95
        Payment of Insurance Premium(s)                                                                                 0.00
        Payment of Personal Mortgage Insurance                                                                      1,276.56
        Other Permitted Withdrawal per the Pooling and Service Agreement                                                0.00
        Payment of Principal and Interest                                                                      12,739,601.87
                                                                                                               -------------

        Total Withdrawals                                                                                      12,909,298.29

        Ending Balance                                                                                                  0.00


        Master Servicing Fees Paid                                                                                 91,304.36
        Personal Mortgage Insurance Fees Paid                                                                       1,276.56
        Other Fees Paid                                                                                            75,838.95

        Total Fees                                                                                                168,419.87

        -----------------------------------------------------------------------
                                Delinquency Information
        -----------------------------------------------------------------------

        Group 1
        -------

        Delinquency                             One Payment       Two Payments       Three+ Payments                 Totals

        Scheduled Principal Balance            2,669,576.03         458,752.39                  0.00           3,128,328.42
        Percentage of Total Pool Balance          0.649277%          0.111575%             0.000000%              0.760851%
        Number of Loans                                   7                  1                     0                      8

     THE
   BANK OF
     NEW
     YORK
101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                 Countrywide Home Loans
212-815-3236                            Mortgage Pass - Through Certificates
Associate: AnnMarie Cassano                       Series 2003-4
212-815-8318


        Delinquency                              One Payment        Two Payments       Three+ Payments                 Totals
        -----------                              -----------        ------------       ---------------                 ------

        Percentage of Total Loans                  0.718686%           0.102669%             0.000000%              0.821355%

        Foreclosure
        -----------

        Scheduled Principal Balance                                                                              1,495,157.38
        Percentage of Total Pool Balance                                                                            0.363642%
        Number of Loans                                                                                                     4
        Percentage of Total Loans                                                                                   0.410678%

        Bankruptcy

        Scheduled Principal Balance                                                                                      0.00
        Percentage of Total Pool Balance                                                                            0.000000%
        Number of Loans                                                                                                     0
        Percentage of Total Loans                                                                                   0.000000%

        REO
        ---

        Scheduled Principal Balance                                                                                737,200.98
        Percentage of Total Pool Balance                                                                            0.179297%
        Number of Loans                                                                                                     2
        Percentage of Total Loans                                                                                   0.205339%

        Book Value of all REO Loans                                                                                      0.00
        Percentage of Total Pool Balance                                                                            0.000000%

        Current Realized Losses                                                                                          0.00
        Additional Gains (Recoveries)/Losses                                                                             0.00
        Total Realized Losses                                                                                      175,820.00

        Group 2
        -------

        Delinquency                              One Payment        Two Payments       Three+ Payments                 Totals
        -----------                              -----------        ------------       ---------------                 ------

        Scheduled Principal Balance               352,727.25                0.00                  0.00             352,727.25
        Percentage of Total Pool Balance           0.721183%           0.000000%             0.000000%              0.721183%
        Number of Loans                                    1                   0                     0                      1
                                                   0.869565%           0.000000%             0.000000%              0.869565%

     THE
   BANK OF
     NEW
     YORK
101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                 Countrywide Home Loans
212-815-3236                            Mortgage Pass - Through Certificates
Associate: AnnMarie Cassano                       Series 2003-4
212-815-8318


        Foreclosure
        -----------

        Scheduled Principal Balance                                                                                    0.00
        Percentage of Total Pool Balance                                                                          0.000000%
        Number of Loans                                                                                                   0
        Percentage of Total Loans                                                                                 0.000000%

        Bankruptcy

        Scheduled Principal Balance                                                                                    0.00
        Percentage of Total Pool Balance                                                                          0.000000%
        Number of Loans                                                                                                   0
        Percentage of Total Loans                                                                                 0.000000%

        REO
        ---

        Scheduled Principal Balance                                                                                    0.00
        Percentage of Total Pool Balance                                                                          0.000000%
        Number of Loans                                                                                                   0
        Percentage of Total Loans                                                                                 0.000000%

        Book Value of all REO Loans                                                                                    0.00
        Percentage of Total Pool Balance                                                                          0.000000%

        Current Realized Losses                                                                                        0.00
        Additional Gains (Recoveries)/Losses                                                                           0.00
        Total Realized Losses                                                                                          0.00


        -----------------------------------------------------------------------
                     Subordination/Credit enhancement Information
        -----------------------------------------------------------------------

        Protection                                                                  Original                        Current

        Bankruptcy Loss                                                           100,000.00                     100,000.00
        Bankruptcy Percentage                                                      0.011111%                      0.021736%
        Credit/Fraud Loss                                                       9,000,000.00                   5,985,363.19
        Credit/Fraud Loss Percentage                                               1.000000%                      1.300965%
        Special Hazard Loss                                                     9,000,000.00                   4,705,943.40
        Special Hazard Loss Percentage                                             1.000000%                      1.022873%

     THE
   BANK OF
     NEW
     YORK
101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                 Countrywide Home Loans
212-815-3236                            Mortgage Pass - Through Certificates
Associate: AnnMarie Cassano                       Series 2003-4
212-815-8318



        Credit Support                                                               Original                        Current
        --------------                                                               --------                        -------

        Class A                                                                 876,150,000.30                436,918,135.22
        Class A Percentage                                                          97.350000%                    94.967515%

        Class M                                                                  11,250,000.00                 11,004,046.67
        Class M Percentage                                                           1.250000%                     2.391814%

        Class B1                                                                  4,950,000.00                  4,841,780.53
        Class B1 Percentage                                                          0.550000%                     1.052398%

        Class B2                                                                  3,150,000.00                  3,081,133.07
        Class B2 Percentage                                                          0.350000%                     0.669708%

        Class B3                                                                  1,800,000.00                  1,760,647.47
        Class B3 Percentage                                                          0.200000%                     0.382690%

        Class B4                                                                    900,000.00                    880,323.73
        Class B4 Percentage                                                          0.100000%                     0.191345%

        Class B5                                                                  1,799,999.70                  1,585,079.76
        Class B5 Percentage                                                          0.200000%                     0.344529%

        -----------------------------------------------------------------------
                       Group 1 Compensating Interest Detail
        -----------------------------------------------------------------------

        Total Gross Prepayment Interest Shortfall                                                                   6,736.13
        Compensation for Gross PPIS from Servicing Fees                                                             6,736.13

        Total Net PPIS (Non-Supported PPIS)                                                                             0.00

        -----------------------------------------------------------------------
                       Group 2 Compensating Interest Detail
        -----------------------------------------------------------------------

     THE
   BANK OF
     NEW
     YORK
101 Barclay Street
New York, NY 10286

Officer: Courtney Bartholomew                 Countrywide Home Loans
212-815-3236                            Mortgage Pass - Through Certificates
Associate: AnnMarie Cassano                       Series 2003-4
212-815-8318

        -----------------------------------------------------------------------
                            Group 2 Compensating Interest Detail
        -----------------------------------------------------------------------

        Total Gross Prepayment Interest Shortfall                                                                      0.00
        Compensation for Gross PPIS from Servicing Fees                                                                0.00

        Total Net PPIS (Non-Supported PPIS)                                                                            0.00